UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2013
________________________
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
________________________

Delaware	001-32335	88-0488686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 794-8889
Not Applicable
(Former name or former address, if changed since last report)
 _________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2013, Halozyme Therapeutics, Inc. (the “Company”) announced that the Board of Directors had appointed Dr. Helen I. Torley, M.B., Ch.B, M.R.C.P. to serve as the Company’s President and Chief Executive Officer effective as of January 6, 2014. Dr. Torley was also appointed to the Board of Directors of the Company effective as of January 6, 2014. She will serve with the class of directors whose term expires at the annual meeting of stockholders to be held in 2016. The Board has not appointed Dr. Torley to any of the standing committees, principally because she would be not considered independent.

Dr. Torley, age 51, has served as Executive Vice President and Chief Commercial Officer at Onyx Pharmaceuticals since August 2011. From 2002 to 2011, Dr. Torley held various positions at Amgen, where she most recently served as vice president and general manager of the Bone Health Unit, after leading Amgen’s Nephrology Business Unit for five years. Prior to Amgen, she served in various management positions at Bristol Myers Squibs and Sandoz/Novartis. Dr. Torley received her M.B.Ch.B (the U.K. equivalent of an M.D.) from the University of Glasgow and is a Member of the Royal College of Physicians.

There are no family relationships between Dr. Torley and any director, executive officer or person nominated or chosen to become a director. Dr. Torley does not have a direct or indirect material interest in any transaction or arrangement in which the Company is a participant.

Dr. Torley will be paid an annual salary of $600,000 and she will be eligible to participate in the Company’s senior executive incentive plans with a bonus target for her first year equal to 75% of her base salary. Upon joining the Company, Dr. Torley will be granted a stock option for 700,000 shares of common stock and will receive restrictive stock units ("RSUs") for 120,000 shares. The options and RSUs will vest on the Company’s standard four year schedule. The Company will also pay Dr. Torley a “make whole” $1,000,000 cash bonus in January 2014 and will reimburse relocation expenses up to $100,000. Dr. Torley will not receive any additional compensation for her service as a director.

On December 12, 2013, Gregory I. Frost, Ph.D., advised the Board of Directors that he would be resigning as President, Chief Executive Officer and a member of the Board of Directors effective as of January 6, 2014. Dr. Frost has agreed to serve as a member of the Company’s Scientific Advisory Board for no compensation other than reimbursement of expenses.

On December 17, 2013, the Company issued a press release announcing appointment of Dr. Torley as President and Chief Executive Officer and the resignation of Dr. Frost, which press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.     Description
99.1        Press release, dated December 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
December 18, 2013	By:	/s/ Jean I. Liu
Jean I. Liu
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated December 17, 2013